Exhibit 4.5

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, (this “First Supplemental Indenture”) dated as of August 12, 2014, by and among William Lyon Homes, Inc., a California corporation (the “Company”), the parties that are signatories hereto as Guarantors (each, a “Guaranteeing Party”) and U.S. Bank National Association, as Trustee, under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, WLH PNW Finance Corp. (the “Escrow Issuer”) has heretofore executed and delivered an indenture dated as of August 11, 2014 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance on such date of an aggregate principal amount of $300,000,000 of 7.00% Senior Notes due 2022 (the “Securities”) of the Escrow Issuer;

WHEREAS, Section 5.02 of the Indenture requires the Company and each Guaranteeing Party that is a signatory hereto to execute an assumption supplemental indenture immediately after the Escrow Merger; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Company, any Guarantor and the Trustee are authorized to execute and deliver this First Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guaranteeing Parties and the Trustee mutually covenant and agree for the benefit of the Trustee and the Holders of the Notes as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Defined Terms. As used in this First Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

AGREEMENT TO BE BOUND; GUARANTEE

SECTION 2.1. Agreement to be Bound. Without limiting the assumption by operation of law occasioned by the Escrow Merger, the Company hereby becomes party to the Indenture as the “Company” for all purposes thereof and as such will have all of the rights and be subject to all of the obligations and agreements of the “Company” under the Indenture. Each of the Guaranteeing Parties hereby becomes a party to the Indenture as a “Guarantor” and as such will have all of the rights and be subject to all of the obligations and agreements of a “Guarantor” under the Indenture.

SECTION 2.2. Guarantee. Each of the Guaranteeing Parties agrees, on a joint and several basis with each other Guaranteeing Party, to fully, unconditionally and irrevocably Guarantee to each Holder of the Securities and the Trustee the Guaranteed Obligations pursuant to Article 10 of the Indenture as and to the extent provided for therein.

ARTICLE III

MISCELLANEOUS

SECTION 3.1. Notices. All notices and other communications to the Guaranteeing Parties shall be given as provided in the Indenture.

SECTION 3.2. Governing Law. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.3. Severability. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.4. Benefits Acknowledged. Each Guaranteeing Party’s Security Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this First Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Security Guarantee are knowingly made in contemplation of such benefits.

SECTION 3.5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby and entitled to the benefits hereof.

SECTION 3.6. The Trustee. The Trustee makes no representation or warranty as to the validity or sufficiency of this First Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.7. Counterparts. The parties hereto may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes.

SECTION 3.8. Execution and Delivery. Each Guaranteeing Party agrees that its Security Guarantee shall remain in full force and effect notwithstanding any absence on each Security of a notation of any such Security Guarantee.

SECTION 3.9. Headings. The headings of the Articles and the Sections in this First Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, all as of the date first above written.

WILLIAM LYON HOMES, INC.

By:
/s/ Matthew R. Zaist
		Name:	Matthew R. Zaist
		Title:	President and Chief Operating Officer

By:
/s/ Colin T. Severn
		Name:	Colin T. Severn
		Title:	Vice President and Chief Financial Officer

WILLIAM LYON HOMES

By:
/s/ Matthew R. Zaist
	Name:	Matthew R. Zaist
	Title:	President and Chief Operating Officer

POLYGON WLH LLC
PH-LP VENTURES
DUXFORD FINANCIAL, INC.
SYCAMORE CC, INC.
PRESLEY CMR, INC.
WILLIAM LYON SOUTHWEST, INC.
PH-RIELLY VENTURES
PH VENTURES-SAN JOSE
PRESLEY HOMES

By:
/s/ Matthew R. Zaist
	Name:	Matthew R. Zaist
	Title:	President and Chief Operating Officer

[Signature Page to First Supplemental Indenture]

WLH ENTERPRISES

By:	William Lyon Homes, Inc.
Its:	General Partner

By:
/s/ Matthew R. Zaist
		Name:	Matthew R. Zaist
		Title:	President and Chief Operating Officer

By:	Presley CMR, Inc.
Its:	General Partner

By:
/s/ Matthew R. Zaist
		Name:	Matthew R. Zaist
		Title:	President and Chief Operating Officer

LYON EAST GARRISON COMPANY I, LLC

By:	William Lyon Homes, Inc.
Its:	Sole Member

By:
/s/ Matthew R. Zaist
		Name:	Matthew R. Zaist
		Title:	President and Chief Operating Officer

LYON WATERFRONT, LLC

By:	William Lyon Homes, Inc.
Its:	Sole Member

By:
/s/ Matthew R. Zaist
		Name:	Matthew R. Zaist
		Title:	President and Chief Operating Officer

CIRCLE G AT THE CHURCH FARM NORTH JOINT VENTURE, LLC

By:	William Lyon Homes, Inc.
Its:	Manager

By:
/s/ Matthew R. Zaist
		Name:	Matthew R. Zaist
		Title:	President and Chief Operating Officer

[Signature Page to First Supplemental Indenture]

MOUNTAIN FALLS, LLC

By:	William Lyon Homes, Inc.
Its:	Sole Member

By:
/s/ Matthew R. Zaist
		Name:	Matthew R. Zaist
		Title:	President and Chief Operating Officer

MOUNTAIN FALLS GOLF COURSE, LLC

By:	WLH Enterprises
Its:	Managing Member

		By:	William Lyon Homes, Inc.
		Its:	General Partner

By:
/s/ Matthew R. Zaist
				Name:	Matthew R. Zaist
				Title:	President and Chief Operating Officer

		By:	Presley CMR, Inc.
		Its:	General Partner

By:
/s/ Matthew R. Zaist
				Name:	Matthew R. Zaist
				Title:	President and Chief Operating Officer

CALIFORNIA EQUITY FUNDING, INC.
HSP INC.

By:
/s/ Matthew R. Zaist
		Name:	Matthew R. Zaist
		Title:	Executive Vice President

[Signature Page to First Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
/s/ Donald T. Hurrelbrink
	Name:	Donald T. Hurrelbrink
	Title:	Vice President

[Signature Page to First Supplemental Indenture]

Schedule I

Guarantors

1.	LYON WATERFRONT, LLC, a Delaware limited liability company

2.	POLYGON WLH LLC, a Delaware limited liability company

3.	CALIFORNIA EQUITY FUNDING, INC., a California corporation

4.	DUXFORD FINANCIAL, INC., a California corporation

5.	HSP INC., a California corporation

6.	LYON EAST GARRISON COMPANY I, LLC, a California limited liability company

7.	PH-RIELLY VENTURES, a California corporation

8.	PH VENTURES-SAN JOSE, a California corporation

9.	PH-LP VENTURES, a California corporation

10.	PRESLEY CMR, INC., a California corporation

11.	PRESLEY HOMES, a California corporation

12.	SYCAMORE CC, INC., a California corporation

13.	WLH ENTERPRISES, a California general partnership

14.	CIRCLE G AT THE CHURCH FARM NORTH JOINT VENTURE, LLC, an Arizona limited liability company

15.	WILLIAM LYON SOUTHWEST, INC., an Arizona corporation

16.	MOUNTAIN FALLS GOLF COURSE, LLC, a Nevada limited liability company

17.	MOUNTAIN FALLS, LLC, a Nevada limited liability company